UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2014, Wen Tao (Steve) Liu resigned from his post as President-North America of Cellular Biomedicine Group, Inc. (the “Company”). Mr. Liu did not resign as a result of any disagreements with the Company on any matter relating to the Company's operations, policies or practices. He continues to serve as Executive Chairman of the Company, and going forward, will serve as an advisor to the Chief Executive Officer.

In connection with the change in Mr. Liu’s position, the Company terminated its prior employment agreement with Mr. Liu and entered into a new employment agreement, dated May 1, 2014. The terms of the new agreement are substantially similar to the original agreement and provide for an initial three-year term, commencing the initial employment date of February 6, 2013, except that Mr. Liu’s shall serve the Company on a part-time basis, for 12 hours per week, and his salary is accordingly reduced to $150,000 per year.

A copy of the new employment agreement with Mr. Liu is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Employment Agreement, dated May 1, 2014, by and between the Company and Wen Tao (Steve) Liu.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: May 7, 2014	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Chief Financial Officer